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                                                                   Exhibit 10.44

                                FOURTH AMENDMENT
                                       TO
                                 ALLERGAN, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                            (RESTATED JANUARY 1, 2000)

     The ALLERGAN, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (the "Plan") is hereby amended as follows:

1. Article I of the Plan is amended by renumbering Section 1.3 as Section 1.4 and adding the following Section 1.3:

                 1.3 Spin-off of Advanced Medical Optics, Inc. In connection with the distribution of the stock of Advanced Medical Optics, Inc. ("AMO") by Allergan to its stockholders (the "AMO Spin-Off") and, effective as of the AMO Spin-Off Date: (i) AMO Employees shall cease to be eligible to participate in the Plan and their Deferral Elections for the 2002 Plan Year shall be terminated, and (ii) the assets attributable to, and the liabilities relating to, arising out of, or resulting from the Deferral Accounts of AMO Employees shall be transferred to the Advanced Medical Optics, Inc. Deferred Compensation Plan. The "AMO Spin-off Date" shall be June 29, 2002 and "AMO Employees" shall be those individuals whose employment is transferred from Allergan to AMO in connection with the AMO Spin-off, as reflected in the payroll records of Allergan or in the Employee Matters Agreement entered into between Allergan and AMO.

2.   The last sentence of Section 14.2 is amended as follows:

                 In addition, notwithstanding the preceding provisions of this
           Section 14.2, a Change in Control shall not be deemed to have occurred, (i) if the Person described in the preceding provisions of this Section 14.2 becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by Allergan which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Company or through a stock dividend or stock split), then a Change in Control shall occur, and (ii) upon the distribution of the stock of Advanced Medical Optics, Inc. on June 29, 2002 by Allergan to its stockholders.

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     IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Fourth Amendment to the Allergan, Inc. Executive Deferred Compensation Plan on this 26th day of
June, 2002.

ALLERGAN, INC.

BY: /s/ Eric Brandt
    -----------------------------------
    Eric Brandt
    Corporate Vice President

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